UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2011

ANGELES INCOME PROPERTIES, LTD. 6

(Exact name of registrant as specified in its charter)

CALIFORNIA	0-16210	95-4106139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 BEATTIE PLACE POST OFFICE BOX 1089 GREENVILLE, SOUTH CAROLINA		29602
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (864) 239-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, Angeles Income Properties, Ltd. 6, a California limited partnership (“AIP 6”), AIMCO Properties, L.P., a Delaware limited partnership (“AIMCO OP”) and AIMCO AIP 6 Merger Sub LLC, a Delaware limited liability company of which AIMCO OP is the sole member (the “Merger Subsidiary”) and Angeles Income Properties 6, LP, a Delaware limited partnership (“New AIP 6”) entered into an Agreement and Plan of Merger, dated as of July 28, 2011 (the “Merger Agreement”), pursuant to which AIP 6 would be merged with and into New AIP 6, with New AIP 6 as the surviving entity, following which the Merger Subsidiary would be merged with and into New AIP 6, with New AIP 6 as the surviving entity. On November 15, 2011, AIP 6, AIMCO OP, the Merger Subsidiary and New AIP 6 entered into an Amended and Restated Agreement and Plan of Merger (the “Amended and Restated Merger Agreement”). Pursuant to the terms of the Amended and Restated Merger Agreement, the cash consideration that holders of units of limited partnership interest (each, a “Unit”) of AIP 6 may elect to receive upon consummation of the merger transactions increased from $252.40 to $268.04, and the number of partnership common units of AIMCO OP that holders of the Units may elect to receive upon consummation of the merger will be calculated by dividing $268.04 by the average closing price of Apartment Investment and Management Company common stock, as reported on the New York Stock Exchange, over the ten consecutive trading days ending on the second trading day immediately prior to the effective time of the merger. This increase in consideration is due to a change in the estimated market value of AIP 6’s property, changes in AIP 6’s financial position and changes in the market value of its indebtedness.

The foregoing summary of the Amended and Restated Merger Agreement is qualified in its entirety by reference to the Amended and Restated Merger Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Additional Information for Investors:

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. AIMCO OP and Apartment Investment and Management Company have filed with the Securities and Exchange Commission a registration statement on Form S-4 that includes an information statement of AIP 6 relating to the transaction, which also constitutes a prospectus of AIMCO OP and Apartment Investment and Management Company. INVESTORS ARE URGED TO READ THE INFORMATION STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE TRANSACTION.

The information statement/prospectus and other documents which have been and will be filed with the Securities and Exchange Commission are available free of charge at the SEC’s website, www.sec.gov. You may request a copy of these filings, at no cost, by writing or calling Apartment Investment and Management Company at the following address and telephone number: ISTC Corporation, P.O. Box 2347, Greenville, South Carolina 29602; telephone number (864) 239-1029.

ITEM 9.01. Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit Number	Description

10.1	Amended and Restated Agreement and Plan of Merger, dated as of November 15, 2011, by and among Angeles Income Properties, Ltd. 6, AIMCO Properties, L.P., AIMCO AIP 6 Merger Sub LLC and Angeles Income Properties 6, LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELES INCOME PROPERTIES, LTD. 6

Date: November 15, 2011	By:	ANGELES REALTY CORPORATION II,
Its General Partner

	By:	/s/ Stephen B. Waters
Stephen B. Waters
Senior Director of Partnership Accounting